UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Earliest Event Date requiring this Report:  APRIL 1, 2012
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CHDT CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	0-28331	84-1047159
(State of Incorporation or	(Commission File Number)	(I.R.S. Employer
Organization)	Identification No.)

350 Jim Moran Blvd.
Suite 120
Deerfield Beach, Florida 33442
(Address of principal executive offices)

(954) 252-3440
 (Registrant's telephone number, including area code)

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 1, 2012, CHDT Corporation,  a Florida corporation, (“CHDT”) entered into a one year Working Capital Loan Agreement with Postal Capital Funding, LLC (“Lender”) to provide CHDT with a unsecured $1,000,000 revolving line of credit at 8% annual interest (default rate of 10% per annum).  The revolving line of credit will be used for operating costs, including inventory purchases for resale to customers. Lender is owned by, among others,  Jeffrey Postal and James McClinton, who are a director and director and senior officer of CHDT, respectively.  The Agreement was reviewed for fairness to CHDT and its public shareholders and approved by Jeffrey Guzy, an independent director of CHDT.  As previously reported, and from time to time, CHDT has received short term loans from members of management to finance business development or operating costs.   CHDT has been unable to develop alternative, readily available, short term and comparable funding sources.

Exhibit Number	Exhibit Description

10.1	Working Capital Loan Agreement between Postal Capital Funding LLC and CHDT Corporation, dated April 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHDT CORPORATION, A FLORIDA CORPORATION

Date:   April 5, 2012

By: /s/ Stewart Wallach
Stewart Wallach, Chief Executive Officer